UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2008

VISTACARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4800 North Scottsdale Road, Suite 5000
Scottsdale, Arizona 85251
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 480-648-4545
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 15, 2008, VistaCare, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Odyssey HealthCare Holding Company, a Delaware corporation (“Odyssey”) and its wholly-owned subsidiary, OHC Investment, Inc., a Delaware corporation (“Merger Sub”).
     Subject to the terms and conditions of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of Class A common stock, par value $0.01 per share (the “Common Stock”), including the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights”), issued pursuant to the Rights Agreement, dated as of August 18, 2004, as amended, between the Company and Equiserve Trust Company, N.A. (such Common Stock, together with the associated Rights, (the “Shares”), at a price of $8.60 per share in cash, without any interest thereon (the “Offer Price”).
     The Offer will commence by January 30, 2008 (or such other day as the parties agree in writing) and remain open for at least 20 business days. Consummation of the Offer and the Merger (hereinafter defined) are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the consummation of the Offer is conditioned on, among other conditions, the valid tender of a majority of the outstanding Shares determined on a fully-diluted basis. Certain directors and executive officers of the Company holding approximately 6% of the Shares have agreed to tender their shares in connection with the Offer and to vote in favor of the Merger, pursuant to Stockholders Agreements, dated January 15, 2008, entered into with Odyssey and Merger Sub. (the “Stockholder Agreements”).
     Upon successful completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Company and the Company will survive the Merger as a wholly-owned subsidiary of Odyssey. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by Odyssey or its subsidiaries immediately prior to the Effective Time, will automatically be canceled and will cease to exist and will be converted into the right to receive $8.60 in cash, without any interest thereon, on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement provides that all awards of restricted Common Stock granted under any of the Company’s equity based compensation plans (the “Stock Plans”) shall vest in full immediately prior to the Merger Sub’s acceptance for payment of Shares tendered in the Offer and may be tendered in the Offer or, alternatively, receive an amount in cash equal to $8.60 at the Effective Time. In addition, each option to purchase Common Stock granted by the Company under any Stock Plans which is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and the holder of each option shall be entitled to receive an amount in cash equal to the product of the excess, if any, of $8.60 over the exercise price per Share of such option multiplied by the total number of Shares subject to such option.
     The closing of the Merger, if required by applicable law, is subject to the adoption of the Merger Agreement by holders of a majority of the outstanding Shares. However, if following completion of the Offer, and after giving effect to any Shares purchased pursuant to the option described below, Merger Sub owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders pursuant to Delaware’s “short form” merger statute.
     The Company, Odyssey and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include covenants regarding the operation of the business prior to the closing and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to result in, a proposal superior to the transactions contemplated by the Merger Agreement.
     In the Merger Agreement, the Company also granted Odyssey and Merger Sub, subject to certain conditions and limitations, an irrevocable option, to be exercised after completion of the Offer, to acquire a number of Shares, that, when added to the number of Shares owned by Odyssey or Merger Sub at the time of the exercise of the option, constitutes one share more than 90% of the number of Shares that will be outstanding after giving effect to the exercise of the option, at a price per Share equal to the amount paid for Shares pursuant to the Offer (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short form merger statute at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Merger Sub’s ownership of a majority of the Shares following completion of the Offer.
     In addition, effective upon payment for the Shares pursuant to the Offer, during the period after completion of the Offer and prior to the effective time of the Merger, Odyssey shall be entitled to designate a majority of the directors on the Company’s Board of Directors.
     The Merger Agreement contains certain termination rights for each of Odyssey and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Odyssey a termination fee. In addition, in certain circumstances where the Merger Agreement is terminated, each of Odyssey and the Company may be entitled to reimbursement of their expenses, subject to a cap, by the other party, provided however that any amount received by Odyssey as expense reimbursement shall reduce the amount that it may recover under the termination fee.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Odyssey or Merger Sub or any of the respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
NOTICES
     The foregoing is neither an offer to purchaser nor a solicitation of an offer to sell shares of any class of stock of the Company. Following commencement of the Offer, the Company intends to file a solicitation/recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”) with the US Securities Exchange Commission (the “SEC”). Investors and security holders are urged to read the Schedule 14D-9, as well as any amendments or supplements to the Schedule 14D-9, when those documents become available because they will contain important information. A free copy of the Schedule 14D-9 and other documents filed with the SEC (once filed) relating to the Offer and the related transactions can be obtained at the SEC’s website at www.sec.gov. The Schedule 14D-9 and other documents filed with the SEC relating to the transaction described above may also be obtained free of charge by contacting the Company at 4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona 85251, Phone: 480-648-4545.
     Statements about the expected time, completion, and effects of the Offer and the Merger and all other statements in this Current Report on Form 8-K and in the exhibits to this Current Report documents, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Offer and the Merger may not be completed because of a number of factors, including the failure to satisfy the closing conditions. These factors, and other factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.
Item 7.01. Regulation FD Disclosure.
     On January 15, 2008, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of January 15, 2008, among VistaCare, Inc., Odyssey HealthCare Holding Company and OHC Investment, Inc.

2.2	Form of Stockholder Agreement, dated January 15, 2008, among Odyssey HealthCare Holding Company, OHC Investment, Inc. and each of the following directors and executive officers of VistaCare, Inc.: Richard R. Slager, John Crisci, Henry Hirvela, James T. Robinson, Stephen Lewis, Roseanne Berry, James C. Crews, Jon M. Donnell, Perry G. Fine, M.D., Jack A. Henry, Geneva B. Johnson, Pete A. Klisares and Brian S. Tyler.

99.1	Press Release dated January 15, 2008.

(1)	The schedules and exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: January 15, 2008	By:	/s/ Stephen Lewis

Name: Stephen Lewis Title: Secretary